ARK FUNDS DISTRIBUTORS, LLC
                                 CODE OF ETHICS
                                 January 1, 2002


INTRODUCTION

     This Code of Ethics (the "Code") has been adopted by ARK Funds Distributors, LLC ("ARK"). This Code pertains to ARK's distribution services to ARK Funds (the "Trust"). This Code covers the Review Officer of ARK and her designee ("Access Persons"), as well as employees of Forum Financial Group, LLC who serve as an officer of the Trust ("Trust Officers"). However, this Code permits Trust Officers to report under another Code, so long as the Board of Trustees of the Trust approves the Code that they are reporting under.

     This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of any series of the Trust (a "Fund") may abuse their fiduciary duties to a Fund and addresses other types of conflict of interest situations. Definitions of underlined terms are included in Appendix A.

1.   POLICY STATEMENT

     ARK forbids Access Persons and Trust Officers from engaging in any conduct which is contrary to this Code and the rules of the National Association of Securities Dealers Regulation, Inc. Further, persons subject to the Code may also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of their obligations to ARK.

     ARK has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.   WHO IS COVERED BY THIS CODE

(a)  ACCESS PERSONS as listed in Appendix B.

(b)  TRUST OFFICERS as listed in Appendix B.

3.   PROHIBITED TRANSACTIONS

     (a) Prohibition Against Fraudulent Conduct. It is unlawful for Access Persons and Trust Officers to use any information concerning a security held or to be acquired by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, with regards to any security held or to be acquired by a Fund, they shall not, directly or indirectly:

     (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

     (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

     (iii)engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund.

     (b) Blackout Period. Access Persons and Trust Officers shall not purchase or sell a Covered Security in an account over which they have direct or indirect influence or control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     (c) Prohibition. Access Persons and Trust Officers shall not directly or indirectly seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Access Persons or Trust Officer.

     (d) Blackout Period Exclusions and Definitions. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Section 3(b):

          (i) purchases or sales over which Access Persons or Trust Officers have no direct or indirect influence or control (for this purpose, Access Persons and Trust Officers are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in their home);

          (ii) purchases which are part of an automatic dividend reinvestment plan;

          (iii)purchases or sales which are non-volitional on the part of the Access Persons or Trust Officer; and

          (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

     Trading by an Access Persons or Trust Officer shall be exempt from the limitations of Sections 3(b) provided that (i) the market capitalization of a particular security exceeds $1 billion and (ii) pending orders of a particular security do not exceed two percent of the daily average trading volume of the security for the prior 15 days.

     For purposes of Sections 3(b), and subject to Section 3(f) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

     (f) Other Prohibited Transactions. ACCESS PERSONS and TRUST OFFICERS shall not:

          (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;

          (ii) accept anything other than of de minimis value or any other preferential treatment from any broker-dealer or other entity with which the Trust does business;

          (iii)establish  or  maintain  an account at a  broker-dealer,  bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

          (iv) use knowledge of portfolio transactions of a Fund for personal benefit or the personal benefit of others;

          (v) violate the anti-fraud provisions of the federal or state securities laws;

          (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Trust.

     (h)  Corporate  Opportunities.  ACCESS PERSONS and TRUST OFFICERS shall not
          take  personal advantage   of   any   opportunity  properly  belonging
          to a Fund.

     (i) Confidentiality. Except as required in the normal course of carrying out their business responsibilities, Access Persons and Trust Officers shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

4.   REPORTING REQUIREMENTS

     (a) REPORTING. Access Persons and Trust Officers must report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. They must report to the designated Review Officer unless they are otherwise required by the Trust, pursuant to a Code of Ethics adopted by the Trust, to report to the Trust or another person.

     (b) EXCLUSIONS FROM REPORTING. Purchases or sales in Covered Securities in an account in which an Access Person or Trust Officer has no direct or indirect influence or control are not subject to the reporting requirements of this Section.

     (c) INITIAL HOLDING REPORTS. No later than ten (10) days after the Access Person or Trust Officer becomes subject to this Code as set forth in Section 2, they must report the following information:

     (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which they have any direct or indirect beneficial ownership as of the date they became subject to this Code;

     (ii) the name of any broker, dealer or bank with whom they maintained an account in which any securities were held for their direct or indirect benefit as of the date they became subject to this Code; and

     (iii) the date that the report is submitted.

     (d) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, an ACCESS PERSON or TRUST OFFICER must report the following information:

     (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which they have, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

          (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3) the price of the Covered Security at which the transaction was effected;

          (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

          (5)  the date that the report is submitted.

     (ii) with respect to any account established by them in which any Covered Security (whether or not publicly traded) were held during the quarter for their direct or indirect benefit: (1) the name of the broker, dealer or bank with whom they established the account; (2) the date the account was established; and (3) the date that the report is submitted.

     (e) ANNUAL HOLDINGS REPORTS. Annually, an Access Person or Trust Officer must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

     (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which they had any direct or indirect beneficial ownership;

     (ii) the name of any broker, dealer or bank with whom they maintain an account in which any securities are held for their direct or indirect benefit; and

     (iii) the date that the report is submitted.

     (f) CERTIFICATION OF COMPLIANCE. Access Persons and Trust Officers are required to certify annually (in the form of Attachment A) that they have read and understand the Code and recognize that they are subject to the Code. Further, Access Persons and Trust Officers are required to certify annually that they have complied with all the requirements of the Code and they have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (g) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

     (h) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     (i) Account Opening Procedures. ACCESS PERSONS and TRUST OFFICERS shall provide written notice to the Review Officer prior to opening any account with any entity through which a COVERED SECURITY transaction may be effected. In addition, ACCESS PERSONS and TRUST OFFICERS will promptly:

     (i) provide full access to the Trust, its agents and attorneys to any and all records and documents which the Trust considers relevant to any securities transactions or other matters subject to the Code;

     (ii) cooperate   with  the  Trust,   or  its  agents  and   attorneys,   in
          investigating any securities transactions or other matter subject to the Code;

     (iii)provide the Trust, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

     (iv) promptly notify the Review Officer or such other individual as the Trust may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.   REVIEW OFFICER

     (a) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of ARK has been appointed by the Director of ARK as the Review Officer. The Review Officer, or her designee, shall:

     (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;

     (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

     (iii)compare, on a quarterly basis, all Covered Security transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;

     (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and

     (vi) exempt any Access Person or Trust Officer from provisions of this Code if the person is subject to similar requirements of the Trust's Code of Ethics.

     (b) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer or her designee shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the Review Officer with a recommendation of appropriate action to ARK's Members and the Trust's Board of Trustees.

     (c) REQUIRED RECORDS. The Review Officer or her designee shall maintain and cause to be maintained:

     (i) a copy of any code of ethics adopted by ARK which has been in effect during the previous five (5) years in an easily accessible place;

     (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

     (iii)a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

     (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by ARK, in an easily accessible place; and

     (v)  a copy of each written report and  certification  required pursuant to
          Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place.

     (d) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for the following:

     (i) same day trades: transactions by ACCESS PERSONS and TRUST OFFICERS occurring on the same day as the purchase or sale of the same security by a Fund.

     (ii) fraudulent conduct: transaction by ACCESS PERSONS and TRUST OFFICERS which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund.

     (iii)other activities: transactions which may give the appearance that ACCESS PERSONS and TRUST OFFICERS have executed transactions not in accordance with this Code.

     (e) Submission to Board of Trustees. The Review Officer shall annually prepare a written report to the Board of Trustees of the Trust

     (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

     (ii) certifies that ARK has adopted procedures reasonably necessary to prevent Access Persons and Trust Officers from violating this code.

                           ARK FUNDS DISTRIBUTORS, LLC
                                 CODE OF ETHICS
                                   APPENDIX A

                                   DEFINITIONS

(a) Access Person or Access Persons means any director, officer or general partner of a principal underwriter who in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(b) ACT means the Investment Company Act of 1940, as amended.


(c) Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person or Trust Officer owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e) COVERED SECURITY means any security except:

     (i)  direct obligations of the Government of the United States;

     (ii) bankers' acceptances and bank certificates of deposits;

     (iii)commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv) repurchase agreements covering any of the foregoing; and

     (v)  shares of registered open-end investment companies.

(f) TRUST OFFICER or TRUST OFFICERS means any employee(s) of Forum Financial Group who is / are an officer of the Trust.

(g) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell.

(h) SECURITY HELD OR TO BE ACQUIRED by the Fund means

     (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

     (ii) and any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY.

                           ARK FUNDS DISTRIBUTORS, LLC
                                 CODE OF ETHICS
                                   APPENDIX B

                        ACCESS PERSONS AND TRUST OFFICERS

----------------------------------- --------------------------------------
    ACCESS PERSONS OF ARK FUND                   AS OF DATE
        DISTRIBUTORS, LLC
----------------------------------- --------------------------------------
Chern, Nanette K.                                 01/01/02
----------------------------------- --------------------------------------
Fairbanks, Mark A.                                01/01/02
----------------------------------- --------------------------------------
   TRUST OFFICERS OF ARK FUNDS                   AS OF DATE
----------------------------------- --------------------------------------
Hirsch, Ronald H.                                 01/01/02
----------------------------------- --------------------------------------
Riggle, D. Blaine                                 01/01/02
----------------------------------- --------------------------------------
Tumlin, Cheryl O.                                 01/01/02
----------------------------------- --------------------------------------
Taylor, Dawn L.                                   01/01/02
----------------------------------- --------------------------------------
Gemmiti, Nathan V.                                01/01/02
----------------------------------- --------------------------------------

                           ARK FUNDS DISTRIBUTORS, LLC
                                 Code of Ethics
                                  ATTACHMENT A

                                 ACKNOWLEDGMENT


         I understand that I am subject to the Code of Ethics adopted by ARK Fund Distributors, LLC (the "ARK Code of Ethics"). I have read and I understand the ARK Code of Ethics and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the ARK Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



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    Signature                                                      Date


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    Printed Name

     This form must be completed and returned to ARK's Compliance Department:

                              Compliance Manager
                              ARK Funds Distributors, LLC
                              Two Portland Square
                              Portland, ME  04101